SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 March 19, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On March 19, 2004 registrant issued a press release entitled "KBR and Army Materiel Command Agree to Timetable to Resolve Billing Withholds."

         The text of the press release is as follows:

                KBR AND ARMY MATERIEL COMMAND AGREE TO TIMETABLE
                          TO RESOLVE BILLING WITHHOLDS

HOUSTON, Texas - Despite the challenging environment that exists, to date KBR had been ahead of schedule in the definitization stage of its task orders. However, just this week, Army Materiel Command (AMC) "in theater units" have been mandated to reduce their overall budget, thereby requiring that KBR re-estimate all task orders on the LOGCAP III contract.

"This will slow down the previously agreed to definitization schedule because it basically starts the estimating process at ground zero by requiring KBR to produce new Rough Order of Magnitude estimates on a majority of task orders," said Randy Harl, president and chief executive officer, KBR.

AMC has agreed to a 30-day extension to April 30, 2004 to the implementation of the Federal Acquisition Regulation (FAR) clause that would impose the 15 percent withholding action in our billings to the Government, with an additional 30-day option if needed. This means that as late as June 1, 2004, KBR and its subcontractors will not be subject to the 15 percent withholding on billing. Because of the size and scope of the tasks in Iraq and the process is complex and constantly changing, AMC and KBR have agreed to work closely together to produce the final results. The parties expect to work through any remaining issues in a cooperative manner.

While we do not believe the 15 percent withhold should apply to the LOGCAP III contract, if after the extension time period the definitizations are not complete, KBR subcontractors may be subject to the 15 percent withholding. This is in accordance with contract agreements with subcontractors. However, KBR will continue to receive full payment for its direct services billed. We remain confident about working through these and other issues in a cooperative manner.

"At the end of the day, we do not believe this will have a significant or sustained impact on liquidity," added Cris Gaut, chief financial officer, Halliburton. "KBR's working capital investment in Iraq now exceeds $1.2 billion. There are very few companies in the world that could or would adapt this quickly while, at the same time, finance an operation of this magnitude."

Halliburton has a 60-year history of working with the government. KBR helped build U.S. warships in World War II, as well as projects in Somalia, Rwanda, and the Balkans. Halliburton also helped put out more than half of the oil well fires in Kuwait during the 1991 Gulf War. We are proud to serve the troops making them feel a little closer to home.

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Halliburton,  founded  in  1919,  is one of the  world's  largest  providers  of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

                                      # # #

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     March 19, 2004               By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary